===============================================================================

                   --U.S. Securities and Exchange Commission--
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        WESTNET COMMUNICATION GROUP, INC.
          -------------------------------------------------------------
                 (Name of small business issuer in its charter)


       Nevada                       6770                       82-0441332
----------------------        -----------------           ---------------------
(State or Jurisdiction        (Primary Standard             (I.R.S. Employer
  of Incorporation        Industrial Classification        Identification No.)
  or Organization)                  Number)


        2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128 (702) 947-4877
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices


               2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128
        -----------------------------------------------------------------
                     (Address of principal place of business
                     or intended principal place of business.)


              Elizabeth A. Sanders, 2921 N. Tenaya Way, Suite 216,
                        Las Vegas, NV 89128 702-947-4877
        -----------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                 Amy L. Clayton
                                 Attorney at Law
                                 175 N. C Street
                           Salt Lake City, Utah 84103
                        ---------------------------------



     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each Class    Amount         Proposed       Proposed      Amount of
of Securities Being    Being          Maximum        Maximum       Registration
Registered             Registered     Offering       Aggregate     Fee
                                      Price Per      Offering
                                      Unit (1)       Price(1)
-------------------------------------------------------------------------------
Shares of Common Stock 3,500,000       $.04          $140,000         $36.96

-------------------------------------------------------------------------------
 TOTAL                                               $140,000         $36.96

===============================================================================

(1) Estimated for purposes of computing  the  registration  fee pursuant to Rule
457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   Part I. Information Required in Prospectus
                   ==========================================


                             Cross Reference Sheet
                     Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


Item
No.             Required Item                    Location or Caption
----            -------------                    --------------------

1.     Front of Registration Statement          Front of Registration
       and Outside Front Cover of               Statement and Outside
       Prospectus                               Front Cover of Prospectus

2.     Inside Front and Outside Back            Inside Front Cover Page
       Cover Pages of Prospectus                of Prospectus and Outside
                                                Front Cover Page of Prospectus

3.     Summary Information and Risk             Prospectus Summary;
       Factors                                  Risk Factors

4.     Use of Proceeds                          Not Applicable

5.     Determination of Offering                Not Applicable
       Price

6.     Dilution                                 Not Applicable

7.     Selling Security Holders                 Selling Security Holders
                                                and Plan of Distribution

8.     Plan of Distribution                     Selling Security Holders
                                                and Plan of Distribution

9.     Legal Proceedings                        Legal Proceedings

10.    Directors, Executive Officers,           Management
       Promoters and Control Persons

11.    Security Ownership of Certain            Principal Stockholders
       Beneficial Owners and Management

12.    Description of Securities                Description of Securities

13.    Interest of Named Experts and            Experts
       Counsel

14.    Disclosure of Commission Position        Management -
       on Indemnification for Securities        Indemnification of
       Act Liabilities                          Directors and Officers

15.    Organization Within Last                 Certain Transactions
       Five Years

16.    Description of Business                  The Company

17.    Management's Discussion                  The Company - Plan of
       and Analysis or Plan of                  Operation
       Operation

18.    Description of Property                  The Company - Property

19.    Certain Relationships and Related        Certain Transactions
       Transactions

20.    Market for Common Stock and              Market for Common Stock
       Related Stockholder Matters              and Related Stockholders Matters

21.    Executive Compensation                   Management

22.    Financial Statements                     Financial Statements

23.    Changes in and Disagreements             Changes in and Disagreements
       with Accountants on Accounting           with Accountants on
       and Financial Disclosure                 Accounting and Financial
                                                Disclosure

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SELLING STOCKHOLDER
                                   PROSPECTUS

                             SUBJECT TO COMPLETION


                       Westnet Communication Group, Inc.

                        3,500,000 Shares of Common Stock

                         Offering Price $0.04 per share


     This Prospectus relates to the sale of 3,500,000 shares of common stock of Westnet Communication Group, Inc. held by all of the existing stockholders of the Company. This will be the initial public sale of our stock, so there is currently no market for our shares.

     All of the shares registered are being offered by the selling stockholders. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. Securities sold, and proceeds of the sales, will be held in an escrow account meeting the requirements of Rule 419 of Regulation C under the Securities Act of 1933, as amended. See "Selling Shareholders and Plan of Distribution -- Escrow Account" on page 23.

     Prior to this offering, no public market has existed for shares of our common stock. We hope to have our common stock quoted on the OTC Bulletin Board, but there is no assurance that we will do so, or that a trading market in our shares will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     An investment in us is very risky, especially considering our young age and our lack of an income-producing business. Only people who can afford to lose all of their investment should purchase our shares (see "Risk Factors" on page 8 of this prospectus for special risks concerning us and the offering).

                 The date of the Prospectus is     , 2000.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

PROSPECTUS SUMMARY.............................................6

SUMMARY FINANCIAL INFORMATION..................................7

RISK FACTORS...................................................8

THE COMPANY...................................................12

MANAGEMENT....................................................16

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......19

CERTAIN TRANSACTIONS..........................................20

PRINCIPAL STOCKHOLDERS........................................20

DESCRIPTION OF SECURITIES.....................................22

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION.............22

LEGAL PROCEEDINGS.............................................25

EXPERTS.......................................................26

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
  AND CAUTIONARY STATEMENTS...................................26

FINANCIAL STATEMENTS..........................................27

                               PROSPECTUS SUMMARY


     We incorporated in Nevada in 1999 for the purpose of developing a special-interest world wide web site. We raised capital through private sales of our common stock to a few investors and officers; however, our resources were insufficient to properly carry out our business plan. We abandoned our original business plan to focus on uncovering alternate business or investment opportunities, or to acquire, merge with or be acquired by an operating business. Since our inception, we have never received revenues from operating a business.

     Our management believes that becoming a reporting public shell company will make us an attractive candidate for a business combination, and so we have voluntarily registered our outstanding securities under the Securities Exchange Act of 1934 to become a reporting company. Our Exchange Act registration became effective April 24, 2000. Exchange Act Registration does not imply that the Securities and Exchange Commission or any securities regulatory body has ruled on the merits of an investment in our securities, or on the accuracy or completeness of our disclosures. See "Description of Our Business" beginning on page 12, and "Regulation" on page 15.

     We are considered to be a "blank check" company under the federal securities laws, because we have no specific business plan and our securities are not traded on a stock exchange. Rule 419 of Regulation C under the Securities Act of 1933 requires that the sales of shares in a blank check company be transacted through an escrow account meeting the requirements of that Rule. See "Selling Shareholders and Plan of Distribution -- Escrow Account" on page 23.

     Investing in the securities of a blank check company is extremely risky. Those risks include the potential for losing your entire investment. Specific risks are discussed under "Risk Factors" beginning on page 8.


     We maintain our mailing address at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128. Our phone number is (702) 947-4877.

THE OFFERING

     The selling shareholders may sell a total of up to 3,500,000 shares of common stock.

     The shares are being offered at $0.04 per share. The selling shareholders have not entered into any underwriting arrangements for the sale of the shares. If a selling shareholder engages any broker, dealer, underwriter, or sales agent to help sell the shares, the selling shareholder, and not the company, will bear the costs of any resulting commissions, brokerage fees, or underwriting discounts. See "Selling Security Holders and Plan of Distribution" beginning on page 22.

     We will not receive any proceeds from the sale of common stock by the selling shareholders.


        Common Stock outstanding
         after the Offering.................... 3,500,000 shares



                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                                  As of

                                 June 30, 2000         December 31, 1999
                                 --------------        -----------------
Balance Sheet Data                (Unaudited)              (Audited)

Total Assets...................... $ 55,944               $  55,750

Common Stock......................    3,500                   1,750

Paid-in Capital...................   66,000                  67,750

Deficit accumulated
during the development stage......  (12,881)                (13,750)

Total
Shareholders' equity..............   56,619                $ 55,750

                                  RISK FACTORS
                                  ------------

     Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus, before you decide whether to buy our shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

     The risks and uncertainties described below are not the only ones we face. You should realize that investing in penney stocks and particularly in blank check companies is by nature very risky.

     We Have No Operating History, No Revenue and Minimal Assets. We have no history of operating a business, nor have we produced any revenues or earnings. Our only tangible resources are our small cash reserves. We believe we have enough cash to meet our needs for at least 12 months while we evaluate potential business combinations or other opportunities. But we will, in all likelihood, continue to incur operating expenses without corresponding revenues, at least until we can complete a business combination. This may result in our incurring a net operating loss which will increase continuously until we can complete a business combination with a profitable business opportunity. There is no assurance that we can identify a suitable business opportunity and complete a business combination before our cash is depleted, if at all.


     Our Success Depends Upon Our Management, Who Lack Experience in Mergers and Acquistions and Will Not Devote Full Time to Our Business. Even if we succeed in entering into a business combination it may not be on terms most favorable to the Company or our shareholders. Our management has very limited experience in locating, evaluating, and negotiating with companies that may be suitable for a business combination with us. Furthermore, each member of our current management is engaged in other, unrelated business pursuits, and will devote only part of his or her working hours to our affairs. We may confer with business consultants, investment banks, attorney firms, accountants or other business professionals to help us identify and evaluate opportunities, but our available resources for those sorts of consultations are very limited.

     Our Proposed Operations are by Nature Very Risky. The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the particular business opportunity we decide to pursue. While we intend to seek a business combination with an entity that has established an operating history, we cannot assure you that we will be successful in locating candidates meeting any particular criteria. In the event we complete a business combination, there will likely be significant changes in our management. Accordingly, the success of our future operations may depend upon the management of the successor firm and numerous other factors beyond our control.

     State Blue Sky Regulations May Make It Difficult for You to Resell Our Stock. If you purchase shares of our Common Stock from the selling shareholders, you may find it difficult or impossible to sell or transfer them. The individual states have enacted laws (separate from the federal securities laws) regulating the registration and sales of securities within their their own jursidictions. We currently have no plans to register any of our securities with any state, which means that you will not be able to re-sell the securities in a state unless you register them with that state, or unless an exemption from registration is available. To ensure that state laws are not violated through the resales of our securities, we will refuse to register the transfer of any of our securities unless we are satisfied that the transfer doesn't violate any state laws. We do not expect a secondary trading market for the Company's stock to develop in any state until after we have completed a merger with, or an acquisition of, an operating company, if at all.


     We Currently Have No Agreement for a Business Combination or Merger Transaction, and No Specific Standards for One, Which Makes an Evaluation of Us Very Difficult. We currently have no arrangement, agreement or understanding regarding engaging in a merger with, a joint venture with or an acquisition of, a private or public company. We can not be certain that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry to evaluate, and even if we identify such a company we cannot assure you that we will be able to negotiate a business combination on terms favorable to us. We have not established specific requirements or characteristics for a company we will evaluate, such as a specific length of operating history or a specified level of earnings, assets, net worth or other criteria. All of these uncertainties make an evaluation of our business prospects very difficult.


     It Will be Difficult for Us to Locate and Complete a Suitable Acquisition or Business Combination. We are, and will continue to be, a minor participant in the business of seeking mergers with, and acquisitions of, small private and public businesses. A large number of established and well-financed entities, including venture capital firms and investment banks, are active in mergers and acquisitions of companies of the type which we may be interested in acquiring or merging with. We believe that nearly all of the firms competing with us have significantly greater financial resources, technical expertise and managerial capabilities than we have. Consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we may also have to compete in seeking merger or acquisition candidates with other small public companies like ourselves. All of these factors could make it very difficult for us to achieve our current business objectives.



     A Business Combination Transaction May Involve Conflicts of Interest On the Part of Our Management. It is possible that various conflicts of interest and non-arms length transactions may arise in the future in connection with our selection of a target Company to acquire or to merge with. For instance, it is possible that the terms of a business combination may include such terms as one or more of our officers or directors continuing to serve as officers or directors of the merged entity. There may also be a payment in cash or some other consideration to officers or directors for the purchase or retirement of all or part of our common stock held by them. The officers and directors would directly benefit from such a payment, and those benefits may influence their selection of a target company. Our Articles of Incorporation provide that we may indemnify our officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities arising out of that indemnification. See "Management -- Indemnification of Officers and Directors" beginning on page 18.

     Management and Shareholder Control Will Probably Change. If we enter into a business combination involving the issuance of our Common Shares, it is likely that the shareholders of a private company will obtain a controlling interest in us. Such a business combination may require our management to sell or transfer all or a portion of our Common Stock Shares held by them, or resign as members of the Board of Directors of the Company, or both. The resulting change in our control could result in the removal of present officers and a corresponding reduction in -- or elimination of -- their participation in the future affairs of the Company.

     Penny Stocks Can be Risky and Unsuitable for Many Investors. In the event that a public market develops for our common stock following a business combination, our stock may be classified as a "penny stock" depending upon the market price and the manner in which it is traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a penny stock, for purposes relevant to our company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq SmallCap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require that the broker deliver a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell penney stocks. Thus you may lose your entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.


     If You Purchase Shares On This Offering, Your Percentage Share Ownership May be Reduced Following a Business Combination. Our primary plan of operation is based upon a business combination with a private concern which, depending on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of the private company. Our issuance of previously authorized and unissued Common Shares would result in a reduction in the percentage of shares owned by our present shareholders and by purchasers on this offering (commonly called "dilution").


     There is a Potential for Unfavorable Tax Treatment. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, transactions like the one we are seeking may be structured so as to result in tax-free treatment to both companies, according to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that we can comply with the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment when they transfer stock or assets. If a business combination should fail to qualify as a tax-free reorganization, both parties could suffer adverse federal and state tax consequences.

     Our Shareholders May Not Have a Say in the Selection of a Business Opportunity. If and when our Management decides to enter into a business combination or opportunity, we do not expect to submit the matter to a vote of the shareholders in advance of completing a transaction. We are authorized and may elect to enter into any lawful transaction in the discretion of the Board of Directors. Consequently, it is unlikely that you as a shareholder will have a voice in the selection of a business opportunity for the Company, or in the terms of any acquisition or business combination we may undertake. You will, however, be given an opportunity to affirm or withdraw your offer to purchase securities after we have amended our registration statement to include information about a merger or acquisition, and have delivered to you a new prosectus including the information. See "Selling Securityholders and Plan of Distribution -- Escrow Account" beginning on page 23.


                                  THE COMPANY
                                  -----------

DESCRIPTION OF OUR BUSINESS.

     We were incorporated in the State of Nevada on October 14, 1999, for the purpose of developing and operating a special interest worldwide web site community. Prior to fully implementing our business plan, however, we determined that our capital resources were inadequate, and we abandoned the plan. We then resolved to investigate possibilities for investing in an existing business enterprise, or forming a business combination with an operating company of some sort. To date, we have not been successful in locating such a venture or company, and there is no assurance that we will be successful in the future. We have been a development stage company since our inception, and we have no prospects for generating any revenues or earning any profits unless or until we can complete a business combination with an operating company, or begin operating a business of some sort.

     We believe that there are companies already conducting business operations which could benefit from entering into a business combination with a "public" company. In some circumstances, a transaction of that nature might aid the company in establishing a public trading market for its stock, while avoiding possible adverse consequences of doing its own public offering. These consequences may include, among others:

o    time delays of the  registration  process;

o    significant expenses likely to be incurred in such an  offering;

o    loss of voting  control to public shareholders; and

o the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

However, a private company which perceives these or other advantages to entering a business combination with a public company is not permitted to do so as a way of evading the financial disclosure requirements of the Exchange Act. Accordingly, any company that is not willing and able to provide a current audited financial statement within a reasonable period following the complettion of a business combination will not be a suitable candidate for a business combination with us.

     We have not established any particular parameters or guidelines as to the type, nature, suitability or any other characteristics of any business or company which we may seek to acquire, invest in or form a business combination with. The expertise and interests of the present management lie in the areas of psychological services, education and publishing; however, the Board of Directors has resolved to consider any viable opportunities it becomes aware of regardless of the business or industry. In reviewing possible acquisition targets and investment opportunities, we will perform, or engage someone to perform, only that investigation and evaluation which our Directors deem necessary and appropriate before deciding whether and on what terms to proceed with a business combination, if at all. No member of our Board has any particular experience or expertise in performing these sorts of evaluations, or in negotiating mergers and acquisitions, and so we remain uncertain as to when, if ever, the Company will become profitable.

     We are likely to face significant competition for available business and investment opportunities, mostly from substantial competitors with far greater resources and expertise than we possess. Our competitors include venture capital firms, investment banks, and large professional groups such as attorney firms, accounting firms, and business consultants (see "Competition" on page 15).


     In furtherance of our current business objective, we have voluntarily registered our outstanding common stock pursuant to Section 12(g) of the Exchange Act. We are informed and believe, although there can be no assurance, that our ability to attract and successfully negotiate a business combination with an operating company, or to pursue certain business opportunities, may be enhanced by our becoming a reporting company under the Exchange Act. The Company's registration statement became effective April 24, 2000, making us subject to the reporting requirements of that Act as of that date. The fact that the Company has registered a class of securities does not in any manner signify that the U. S. Securities and Exchange Commission or any other regulatory body has endorsed or expressed an opinion on the merits of an investment in our stock, or on the accuracy or completeness of our registration statements or our required periodic reports.

     We have never filed bankruptcy, been in receivership, or been involved in any similar proceedings. We have not been involved in a purchase or sale of a significant amount of assets, whether in the ordinary course of business or otherwise. We have had no sales or revenues, other than interest earned on our cash balances, and we currently have no products or services. Accordingly, we have no backlog of orders, nor are we dependent on any one or few large customers.

     We are not subject to any industry-specific government regulation, nor do we need government approval for any of our operations, except that as a reporting company we must comply with federal and state securities laws and regulations wherever we engage in activities that are subject to those laws and rules (see "Regulation" on page 15). We have made no significant expenditures on research and development during the most recent fiscal year or interim period. We maintain an office at 2921 N. Tenaya Way, Suite 216, Las Vegas, Nevada 89128 which we share with other unaffiliated business entities.


PLAN OF OPERATION

     We are considered to be a company in the development stage, having no revenues from business operations since our inception. Moreover, we are considered under the securities regulations to be a "blank check" company since we have no specific business plan other than to acquire, merge with or invest in a business opportunity or entity which we have not yet identified. We believe we have sufficient cash to meet our needs for the next 12 months, and accordingly have not planned to raise additional capital during that time. We hope to be able to use our securities to pay for any acquisition(s) we may complete. However, we are uncertain what costs we will incur in locating, investigating and negotiating for acquisitions or business combination opportunities. Should we decide to raise additional capital by selling equity securities, your percentage ownership of the Company could be substantially diluted.


EMPLOYEES

     At present we have no full time or part time employees. Our officers have allocated a small portion of their working hours to various activities on behalf of the Company, but have received no compensation other than some reimbursement of minor out-of-pocket expenses incurred by them on our behalf. We currently have no plans to hire employees or to institute a compensation plan for the existing officers, although it is likely that we will put into place some sort of executive compensation plan should we succeed in creating operating revenues through a business combination or investment. If we institute such a plan, it would be based on industry standards for compensation of executives in similar businesses with similar duties and responsibilities.

     We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of employees.

REGULATION

     Since the Company is not engaged in any particular business, other than seeking a suitable acquistion or merger, or business opportunity of some sort, we are not subject to any industry-specific laws, rules or regulatory scheme. Nevertheless, as a reporting company under the Securities Exchange Act of 1934, we are subject to all of the rules and requirements applicable to reporting companies (see "Risk Factors" beginning page 8). These requirements include at a minimum the obligation to file periodic reports with the Securities and Exchange Commission, including an audited financial statement within ninety days of our fiscal year-end, and unaudited financial statements within forty-five days of the end of each interim fiscal quarter.

     We are also required to file Current Reports on Form 8-K with respect to certain developments, including such occurrences as a change of our certifying accountants, acquiring or disposing of a significant amount of assets, or a change of control, any or all of which are likely to occur in connection with our completion of a merger with or acquisition of an operating company. These reporting requirements will represent a continuing burden on the Company's cash and management resources whether or not we succeed in our business plan.

     Although at present we have no plans to do so, it is possible that we will invest our cash in passive investments in securities. If we do so, we may be required to register as an investment company under the Investment Company Act of 1940. Registering will likely incur a significant drain on the Company's limited resources, and may require us to borrow funds or sell more securities to defray the costs of registration. If we sell additional equity securities, or securities exercisable or convertible into equity stock, your proportional ownership in the Company will be diluted. Before we make passive investments in securities, our management will consider carefully the advantages and disadvantages of becoming an investment company.


COMPETITION

     The market in mergers and acquisitions involves many very large companies and billions of dollars in cash and securities. We will likely remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. We cannot predict in advance who will be specific competitors for particular acquisitions or investments that we may choose to pursue. However, in view of our limited financial resources, and limited management availability and expertise, we will likely remain at a significant disadvantage compared to our competitors. It is likely that the investment opportunities available to us will be those that are of little enough significance as to escape the attention or interest of our larger competitors.

PROPERTY

     The Company does not own any real or personal property. We currently maintain a mailing and business address at the offices of our statutory resident agent, for which we pay a small annual fee. That address is:

        Westnet Communication Group, Inc.
        2921 N. Tenaya Way,  Suite 216
        Las Vegas, Nevada  89128

     We believe these facilities will be adequate for the needs of the Company until such time as we commence regular business operations or enter into a business combination transaction with an operating company.


                                   MANAGEMENT
                                   ----------

     Ms. Elizabeth A. Sanders, age 54, is President and a Director of the Company. She has been an active professional working in developmental psychology and special education for over 20 years. During the past 14 years she has worked as a contract psychologist for the Clark County (Nevada) School District, with specialization in early childhood. She holds a Bachelor of Science Degree in Education, a Master of Science Degree in Special Education, School Psychologist Certification from the National Association of School Psychologist, and various professional qualifications. For the foreseeable future, Ms. Sanders will devote as much time to the development of the business as she deems warranted and as is practical, to an estimated maximum of about 25 hours per week.

     Ms. Nancy Cooke, age 63, who serves as Secretary to the Corporation, is an accomplished writer who has written twenty original plays, of which ten were first-place winners in various playwriting competitions and produced at theaters in the Salt Lake City area. Since 1996 she has concentrated her work hours on writing projects. Previously she gained extensive work history in service oriented and "people oriented" professional employment, working from 1994 to 1996 for the Utah State Office of Rehabilitation in the Supported Employment Unit for Disabled Workers, and from 1990 to 1993 for Weber State University in Learning Support Services assisting at-risk entry-level students during their first year at college. Ms. Cooke worked 19 years at the Salt Lake City Police Department, serving in several capacities including Administrative Secretary to the Chief of Police. She holds a Bachelor of Science Degree in Psychology/Sociology, a Master of Fine Arts in Theatre/Playwriting, and a Ph.D. in Theatre/Playwriting. For the foreseeable future, Ms. Cooke will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 20 hours per week.

     Ms. Kristy B. Warren, age 43, serves as Treasurer/CFO and a Director for the Company. Ms. Warren retired from a supervisory position for Centel Telephone in 1997, and has served five years as a Director for Investment Management Associates, a financial consulting firm. For the foreseeable future, Ms. Warren will devote as much time as she deems warranted and as is practical to the development of the business, up to an estimated maximum of about 25 hours per week.

EXECUTIVE COMPENSATION

     To date, we have not paid any money to any officer or director, except reimbursement for direct out-of-pocket expenses incurred by them on behalf of the Company. We currently have no plans to implement executive or director compensation, and none of the executives or directors is accruing any compensation that would have to be paid in the future. Our directors and executive officers currently devote less than ten percent of working hours to the affairs of the Company.


     On October 14, 1999, we issued 150,000 restricted pre-split shares (now 300,000 shares) to the executive officers of the Company in exchange for their services in the planning and organization of the Company. Those shares are included in the shares being offered by this prospectus.

     We have not entered into any employment contracts, and we do not pay consulting fees to officers or directors. We have not paid cash or other advances to any officer or director, nor do we have plans to do so in the foreseeable future. We have no retirement, pension, profit sharing or stock option plans or insurance or medical payment plans covering any officer or director, nor do have any intention to implement such plans in the foreseeable future.

POTENTIAL CONFLICTS OF INTEREST

     If and when we complete a merger or acquisition with an unaffiliated business entity, it is possible that the entity may desire to employ or retain one or a number of members of our present management for the purposes of providing services to the surviving entity. The Company has adopted a policy whereby the offer of any post-transaction compensation to members of management will not be a consideration in the Company's decision to undertake any proposed transaction.

     The management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us. It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. We anticipate that this fee, if one is paid, will be in the form of either restricted common stock or warrants issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. As of the date of this prospectus, it is not possible for us to determine the amount of such a finder's fee, but we expect it to be comparable to consideration normally paid in similar transactions, or fair and reasonable under the circumstances. Any new restricted stock we may issue as compensation will dilute the percentage ownership of existing shareholders. Any warrants we may issue that are subsequently exercised will dilute the percentage ownership of existing shareholders.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

     To the fullest extent permitted by the laws of the State of Nevada and by the By-laws of the Company, we will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, has the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.


     Indemnification of officers or persons controlling the company for liabilities arising under the securities act of 1933 is held to be against public policy by the securities and exchange commission and is therefore unenforceable.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
            -------------------------------------------------------

     Our shares have never traded, and there exists no public trading market for our shares. As of the date of this prospectus, we have seven (7) shareholders, including officers, directors and control persons.

     We intend to apply to have our Common Stock traded on the over-the-counter market and listed on the OTC Bulletin Board. There is no assurance that the Company will obtain OTC Bulletin Board listing, that a trading market will ever develop or, if a market does develop, that it will continue. Even if a market does develop and continue, the trading volume in the Company's securities may be inadequate to provide meaningful liquidity or reliable pricing.

     The securities to which this registration statement applies are being offered by selling security holders. We are not offering any new shares for sale. There are no outstanding options, rights, warrants to purchase, or securities convertible into, our common equity.

     We have never paid a dividend, nor do we intend to do so in the foreseeable future. There are no restrictions on the power of the Board of Directors to declare and pay dividends.


                              CERTAIN TRANSACTIONS
                              --------------------

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following constitute all of the individuals or groups known by us to be the beneficial owner of more than five (5) percent of any class of the issuer's securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Transint Holdings and   1,600,000 shares         45.7
                        Consultancy, Inc.
                        328 Bay Street
                        Nassau, Bahamas
                        c/o Melanie Scott
                        750 Royal Crest Cir.
                        No. 325
                        Las Vegas, NV  89109

Common Stock ...........Kidakus Consulting,       600,000 shares         17.1
                        Ltd.
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Corporate Capital         600,000 shares         17.1
                        Formation, Inc.
                        2921 N. Tenaya Way
                        Las Vegas, NV 89128

Common Stock ...........Connie S. Ross            400,000 shares         11.4
                        2902 La Mesa Drive
                        Henderson, NV  89014

Common Stock ...........Elizabeth A. Sanders      200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128


Transint Holdings and Consultancy, Inc. ("Transint"), is a Nassau-based investment company with correspondent offices in Las Vegas, Nevada. Dennis Sutton is President, Director, and holder of ten percent (10%) of the outstanding shares of Transint. None of the officers or directors of Transint has any other relationship with us.

     Kidakus Consulting, Inc. ("Kidakus"), is a Nevada small business investment firm. Mr. Gary Grieco is President and Director, and owns twenty-five percent (25%) of the outstanding shares of Kidakus. None of the officers or directors of Kidakus has any other relationship with us.

     Corporate Capital Formation, Inc. ("CCF"), serves as independent consultant to us in matters relating to the preparation and filing of this registration statement, corporate governance and business planning, E.D.G.A.R. filings, and related matters. Mr. Brice Smith is president, CEO, and owner of 40% of the equity stock of CCF.

     Among other activities, CCF serves as statutory resident agent for a large number of Nevada corporations, including us and Kidakus. While CCF's office address is the same as the respective registered office addresses for the latter two companies, there is no commonality of control or other relationship between or among the three companies (i.e., CCF, Kidakus and us) except as specifically stated in this prospectus.

     The following are all of our officers and directors who are beneficial owners of our securities:

                       Name and Address of   Amount and Nature of     Percent
Title of Class          Beneficial Owner     Beneficial Ownership     of Class
--------------          ----------------     --------------------     --------

Common Stock ...........Elizabeth A. Sanders     200,000 shares          5.7
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Kristy B. Warren          50,000 shares          1.4
                        (Officer and Director)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

Common Stock ...........Nancy J. Cooke            50,000 shares          1.4
                        (Officer)
                        2921 N. Tenaya Way
                        Suite 216
                        Las Vegas, NV  89128

                                                ----------------        -----
Common Stock ...........Officers and Directors
                            as a Group           300,000 shares          8.5

     None of the Officers or Directors currently holds any warrants, options or rights to acquire beneficial ownership of additional shares of our securities. There are currently no arrangements that could result in a change in our control.

     As far as we are aware, no voting trust or similar agreements exist with respect to any of the shares held by officers, directors or control persons.


                           DESCRIPTION OF SECURITIES
                           -------------------------

     Our authorized capital consists of 25,000,000 shares of voting common stock, par value $.001 per share, of which 3,500,000 shares have been issued and are outstanding. The shares carry one vote per share and have no pre-emptive rights, terms of conversion, sinking fund provisions, or liquidation rights, and cumulative voting for directors is denied. Once subscribed and paid, the shares are fully paid and non-assessable by us. The shares have rights to participate in dividends and other distributions if, as, and when declared by the Board of Directors. The rights of the shareholders can only be modified by a vote of a majority or more of the shares outstanding, voting as a class.



     Transfer Agent for the Company's securities is:

        Holladay Stock Transfer, Inc.
        2939 N. 67th Pl.
        Scottsdale, Arizona  85251



               SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION
               -------------------------------------------------

METHOD OF DISTRIBUTION


     This prospectus concerns the sale by the selling security holders of an aggregate of 3,500,000 shares of common stock. The selling security holders are offering the shares at a price of $0.04 per share. The selling shareholders are offering the shares directly through their own selling efforts, with the aid of underwriters, brokers or sales agents. Should the selling shareholders decide to employ selling agents or underwriters, they -- and not the company -- will bear the costs of any associated commissions, fees, or underwriting discounts. We will not receive any proceeds from the sale of common stock by the selling security holders.

     Under federal securities laws, we are deemed to be a "blank check" company, because we are a development stage company with no specific business plan or purpose, and our securities are not traded on a securities exchange. Rule 419 of Regulation C under the Securities Act of 1933 imposes a special escrow requirement on sales of stock in blank check companies. Under the rule, all proceeds from the sales of the securities offered by this prospectus will be deposited into an escrow or special account and held there until certain conditions are met. See "Escrow Account" following.


ESCROW ACCOUNT

     Rule 419 requires that securities sold by a blank check issuer, and the proceeds of those sales, be deposited into an escrow account at an insured depository institution, or into a segregated account at a registered securities Broker-Dealer. If you purchase shares of stock offered through this prospectus, the selling shareholder(s) will deposit the shares and your payment into an escrow account established for that purpose at Southwest Escrow, Inc. of Las Vegas, Nevada. When we acquire an operating business, or complete a merger or other business combination with an operating entity, the funds will be released to the Selling Shareholders, and the securities will be released to you.

     Once we have secured an agreement to acquire or combine with an operating company, we will file an amendment to our registration statement and send you an amended prospectus with information about the new business, including financial statements. If, after reviewing the amended prospectus, you still wish to purchase the shares, you will be asked to affirm your intention in writing. If you do not affirm your purchase in writing within 45 days of the effective date of our amended registration statement, your funds will be promptly returned to you together with any interest or dividends earned on them. If a sufficient number of purchasers affirm their purchases, the acquisition or merger will be completed, and the funds will be released to the selling shareholders and the securities will be released to you.

     If we have not consummated an acquisition or business combination within 18 months after the effective date of our initial registration statement, your funds will be returned to you together with any interest or dividends earned on them. If the selling shareholders elect to withdraw their registration statement prior to the consummation of a business combination or the passing of 18 months, your funds will be returned to you with interest or dividends earned, if any.

     The Escrow Agreement between Southwest Escrow Co. and the Selling Shareholders is attached as Exhibit 99 to our Registration Statement filed on the E.D.G.A.R. reporting system. If you wish to review the Escrow Agreement, and are unable or do not wish to access E.D.G.A.R., you may contact the selling shareholders in care of Westnet Communication Group, Inc., 2921 N.Tenaya Way,
Suite 216, Las Vegas, Nevada, 89128, (702) 947-4877 and a copy will be made available to you.

SALES THROUGH REGISTERED BROKER-DEALERS

     We expect that the selling security holders will offer the shares in direct sales to private persons. In that event, the transactions will be effected as described above under "Escrow Account."

     It is possible that the selling security holders may offer the shares to or through registered broker-dealers who may be paid standard commissions or discounts by the selling security holders. In that event, the funds and securities will be deposited into a segregated account at the Broker-Dealer, to be held and released on the same terms and conditions as described under "Escrow Account" above, except that the amount of any brokerage commission or selling expenses may be deducted from your funds as soon as they are deposited.

     As of the date of this Prospectus, we believe that no selling security holders have any arrangements or agreements with any underwriters or broker-dealers to sell the shares. Should any selling security holder make such an agreement or arrangement, any sales under the agreement must be transacted either through the Escrow Agreement with Southwest Escrow Co. or through a segregated brokerage account. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, make distributions of the shares or interests in that capacity. These distributions will be subject to the escrow requirements of Rule 419 until we have completed an acquisition or merger.

SELLING SECURITY HOLDERS


     The following table shows the names of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.

     The table assumes all of the shares registered are sold. The percents do not total 100% due to rounding.


                             Beneficial  Ownership       Beneficial Ownership
                             Prior to the Offering       After the Offering
   Name of                   ---------------------       --------------------
Beneficial Owner             Number      Percent         Number       Percent
-----------------------------------------------------------------------------

Transint Holdings &          1,600,000       45.7           0            0
  Consultancy, Inc.

Kidakus Consulting, Ltd.       600,000       17.1           0            0

Connie S. Ross                 400,000       11.4           0            0

Corporate Capital              600,000       17.1           0            0
  Formation, Inc.

Elizabeth A. Sanders*          200,000        5.7           0            0

Nancy J. Cooke*                 50,000        1.4           0            0

Kristy B. Warren*               50,000        1.4           0            0

-----------------------------------------------------------------------------
*/Elizabeth A. Sanders and Kristy B. Warren are our two directors and also serve as officers. Nancy J. Cooke serves as one of our officers.


                               LEGAL PROCEEDINGS
                               -----------------

     There are no legal proceedings involving the Company, either pending or threatened.

                                    EXPERTS
                                    -------

     Our financial auditors are Randy Simpson C.P.A. P.C., 11775 South Nicklaus Road, Sandy Utah 84092. Our attorney is Amy L. Clayton, 175 N. C Street, Salt Lake City, Utah 84103. Experts who have provided or will provide services to us in connection with this offering have been paid or will be paid in cash, securities, or cash and securities, and to the our knowledge will have no ownership interest in the Company's securities exceeding $50,000 in value.


   DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS
   -------------------------------------------------------------------------

     This prospectus includes "forward-looking statements". All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              FINANCIAL STATEMENTS
                              --------------------


                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009


                  CERTIFIED PUBLIC ACCOUNTANT'S REVIEW REPORT


Stockholders and Board of Directors
Westnet Communication Group, Inc.
Las Vegas, NV

I have reviewed the accompanying balance sheets of Westnet Communication Group, Inc. as of Deember 31, 1999 and June 30, 2000, and the related statements of income, shareholders' equity and cash flows for the year ended December 31, 1999 and the six months ended June 30, 2000, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the represntation of the management of Wstnet Communication Group, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinon regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on our review, I am not aware of any material modifications that should be made to the accompanying financial statements in order fo them to be in conformity with generally accepted acccounting principles.


/s/ Randy Simpson
--------------------------
Randy Simpson, CPA P.C.

August 10, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                  BALANCE SHEET

            June 30, 2000 (unaudited)

                                                    June 30
                                                     2000
                                                 -----------
                                                 (Unaudited)
    ASSETS

Cash  .........................................   $  55,944
                                                  ----------
   Total Current Assets  ......................   $  55,944

Organization Costs
   (net of accumulated amortization) ..........         675
                                                  ----------
   TOTAL ASSETS  ..............................   $  56,619
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000, issued and outstanding
 3,500,000 shares on May 31, 2000 .............       3,500

Paid in Capital  ..............................      66,000

Accumulated Deficit ...........................    ( 12,881)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      56,619

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  56,619
                                                  ==========



               See Accompanying Notes to the Financial Statements.

                        WESTNET COMMUNICATION GROUP, INC.
                               STATEMENT OF INCOME


                                              6 Months Ended
                                               June 30, 2000
                                              --------------
                                                (Unaudited)
Revenues

     Interest Income .......................            969
                                                ------------
   Total Revenues                               $       969

Expenses
     General and Administrative ............             25
     Amortization of Organizational Costs ..             75
                                                ------------
  Total Expenses ...........................            100

        Income Taxes                                    130
         Benefit of loss carry forward .....           (130)
                                                ------------
      NET INCOME (LOSS) ....................    $       869
                                                ============

Weighted Average Shares
  Common Stock Outstanding .................      2,236,111

      NET INCOME (LOSS) PER COMMON SHARE ...    $      0.00
                                                ============



               See Accompanying Notes to the Financial Statements

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                         6 Months Ended
                                                          June 30, 2000
                                                         --------------
                                                           (Unaudited)
Cash flows used in Operating Activities

     Net Income (Loss) ................................     $       869
     Common Stock Issued for Expenses .................              --
     Non-cash Expenses
      (Amortization of Organization Costs) ............              75

     Changes to operating assets and liabilities ......              --
                                                             -----------
     Cash flows used in operating activities ..........      $      944

Cash flows used in Investing Activities

     Organizational costs incurred ....................              --
                                                             -----------
     Cash flows from investing activities .............              --

Cash flows from Financing Activities

     Common stock issued for cash .....................              --
                                                             -----------
     Cash flows for financing activities ..............              --


Net increase (decrease) in cash .......................      $      944

   Cash at beginning of period ........................          55,000
                                                             -----------
   Cash at end of period ..............................      $   55,944
                                                             ===========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        WESTNET COMMUNICATION GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

             From Inception (October 14, 1999) through June 30, 1999
                                  (unaudited)

                                                  Common       Common
                                                   Stock       Stock     Paid-in    Accumulated     Total
                                                  Shares       Amount     Capital     Deficit       Equity
                                                  ------       ------     -------     ---------     -------
                                                                          C>

Balances At October 14, 1999 ..................       -       $    -      $    -      $      -      $     -

Founders shares issued for services
valued at $0.001 per share ....................   450,000        450        4,050            -         4,500

Common stock issued for cash
at $0.05 per share  ........................... 1,300,000      1,300       63,700            -        65,000

Net loss for the period from inception
(October 14, 1999) through December 31, 1999 ..        -          -            -       (13,750)      (13,750)

May 10, 2000 Common Stock Split 2 for 1 ....... 1,750,000      1,750       (1,750)           -             -

Net Income six months ending June 30, 2000 ....        -          -            -           869            869

                                                ----------     ------     --------     ---------     ---------
Balances June 30, 2000                          3,500,000      $3,500     $ 66,000     $(12,881)     $ 56,619
                                                ==========     ======     ========     =========     =========


               See Accompanying Notes to the Financial Statements


WESTNET COMMUNICATION GROUP, INC.

Note to Financial Statement
June 30, 2000

These financial statements reflect the stock transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through June 30, 2000. The Company has not yet commenced operations and is exploring various business opportunities. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations for the six months ending June 30, 2000 are not necessarily indicative of results of operations for the year.

Organizational costs are amortized to expense over 60 months starting January 1, 2000.

There are no timing differences between the financial statement and income tax accounting for the Company.

                            Randy Simpson C.P.A. P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009

                          Independent Auditors' Report

Board of Directors and Stockholders
Westnet Communication Group, Inc.
Las Vegas, NV

We have audited the accompanying balance sheets of Westnet Communication Group, Inc. (the Company) as of December 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 14, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the above mentioned financial statements fairly present, in all material respects, the financial position of Westnet Communication Group, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (October 14, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.


                                                   /s/ Randy Simpson
                                                  ----------------------------
                                                  RANDY SIMPSON, C.P.A. P.C.
                                                  A Professional Corporation

May 23, 2000
Sandy, Utah

                        WESTNET COMMUNICATION GROUP, INC.
                                 BALANCE SHEETS

                                  December 31, 1999

                                                    Dec. 31
                                                     1999
                                                    ------

    ASSETS

Cash  .........................................   $  55,000
                                                  ----------
   Total Current Assets  ......................   $  55,000

Organization Costs                                      750
                                                   ----------
   TOTAL ASSETS  ..............................   $  55,750
                                                  ==========

   LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Payables                                                 -
                                                  ----------
   TOTAL CURRENT LIABILITIES                      $      -

Common Stock, $.001 par value; Authorized
 25,000,000 shares, issued and outstanding
 1,750,000 shares on December 31, 1999 ........       1,750

Paid in Capital  ..............................      67,750

Accumulated Deficit ...........................    ( 13,750)
                                                  ----------
      Total Stockholders' Equity (Deficit) ....      55,750

      TOTAL LIABILITIES AND                       ----------
      STOCKHOLDERS' EQUITY (DEFICIT) ..........   $  55,750
                                                  ==========



               See Accompanying Notes to the Financial Statements.

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF OPERATIONS


                                             Period from Oct. 14, 1999
                                              through  Dec. 31, 1999
                                              ----------------------


Revenues                                                   --
                                                   -----------
   Total Revenues                                  $       --

Expenses
     General and Administrative .............          13,750
                                                    -----------
  Total Expenses ............................          13,750

                                                   -----------
      NET INCOME (LOSS)  ....................     $   (13,750)
                                                   ===========

Weighted Average Shares
 Common Stock Outstanding ....................       1,750,000

      NET INCOME (LOSS) PER COMMON SHARE ....     $     (0.01)
                                                   ===========



               See Accompanying Notes to the Financial Statements

                        WESTNET COMMUNICATION GROUP, INC.
                             STATEMENT OF CASH FLOWS

                                                   Period From Oct. 14, 1999
                                                     through Dec. 31, 1999
                                                     ---------------------

Cash flows used in operating activities:

     Net Loss .........................................  $ (13,750)

     Common Stock issued for expenses .................      4,500

     Changes to operating assets and liabilities ......         --
                                                         ----------
     Cash flows used in operating activities ..........     (9,250)


Cash flows used in investing activities

     Organizational costs incurred ....................       (750)
                                                         ----------
     Cash flows used in investing activities ..........       (750)


Cash flows from financing activities:

     Common stock issued for cash .....................     65,000
                                                         ----------
     Cash flows from financing activities .............     65.000

Net increase (decrease) in cash .......................     55,000
                                                         ----------
   Cash at beginning of period ........................          -
                                                         ----------
   Cash at end of period ..............................  $  55,000
                                                         ==========


               See Accompanying Notes to the Financial Statements

                        WESTNET COMMUNICATION GROUP, INC.

              Notes to Financial Statements as of December 31, 1999

These financial statements reflect the transactions of Westnet Communication Group, Inc. (the Company) from inception (October 14, 1999) through December 31, 1999. The Company was organized in Nevada. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the financial statements. Results of operations from inception (October 14, 1999) through December 31, 1999 are not necessarily indicative of results of operations for a full year. The Company had not commenced operations as of December 31, 1999.

Organizational costs will be amortized to expense on the straight line method over 5 years, starting in the year 2000.

                PART II. INFORMATION NOT REQUIRED IN PROPSECTUS
                ================================================


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the laws of the State of Nevada and the By-laws of the Company, the Company will indemnify any person who is made a party, or threatened to be made a party, to an action or proceeding, whether criminal, civil, administrative or investigative, because of his or her having been a director or officer of the Company, or having served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     The Company has not entered into any specific contracts or agreements with any person with regard to indemnification, but may do so in the future.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC Filing Fee ........................ $   36.96
        State Filing Fees .....................    500.00
        Printing and Engraving Expenses .......  1,000.00
        Legal Fees and Expenses ...............  2,500.00
        Accounting Fees and Expenses ..........  1,550.00
        Miscellaneous Expenses ................  1,000.00
                                                ----------
                        TOTAL                    6,586.96


     Expenses are estimated. Filng Fees, Printing and Engraving Expenses, Legal, Accounting and Miscellaneous Expenses will be borne by the Company.

     Selling commissions, underwriting fees, or other expenses of offering and selling the shares, if any, will be borne entirely by the selling shareholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES:

     On October 14, 1999, the Company issued 450,000 shares of its common stock to officers, directors and consultants, the consideration for which was various services to the Company, and 300,000 shares to an investor, Kidakus Consulting, Ltd., for cash. On December 1, 1999, we sold 1,000,000 shares of common stock to two private investors for $0.05 per share. All of the shares were issued pursuant to the exemption authority provided in Section 4(2) of the Securities Act of 1933, as amended, and are therefore subject to certain restrictions on transfer until such time as a registration statement has become effective with respect to the shares, or unless an exemption is available.

     Recently, our Board of Directors voted a 2-for-1 forward split of the stock, which has the effect of doubling the number of shares held by each shareholder and by all shareholders together.


ITEM 27.  EXHIBITS


Number     Description
-------------------------------------------------------------------------------

3.1        Articles of Incorporation (Incorporated by Reference to
             Exhibit 3.(I) of Form 10-SB Filed on E.D.G.A.R. February 24, 2000)

3.2        By-laws (Incorporated by Reference to Exhibit 3.(II) of
             Form 10-SB filed on E.D.G.A.R. February 24, 2000)

  5        Opinion of Counsel Regarding Legality and Consent of Counsel

 23        Consent of Randy Simpson C.P.A. P.C.

 27        Financial Data Schedule

 99        Escrow Agreement




ITEM 28.  UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

          (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated  9/26/00
----------------


WESTNET COMMUNICATION
GROUP, INC.

By:


/s/ Elizabeth Sanders
----------------------------
Elizabeth Sanders,
President and a Director


/s/ Kristy B.Warren
----------------------------
Treasurer and a Director


/s/ Nancy J. Cooke
----------------------------
Secretary